EXHIBIT 99.1

DIRECTORS AND EXECUTIVE OFFICERS OF REPORTING PERSONS

ROCCA & PARTNERS STICHTING ADMINISTRATIEKANTOOR AANDELEN SAN FAUSTIN

Management

Manager	Residence or business address	Present Principal occupation	Citizenship
Earl Management (Netherlands) B.V.	Fascinatio Boulevard 764, 2909 VA Capelle aan den IJssel, The Netherlands	Management Company	Dutch

Voting Committee

Members	Residence or business address	Present principal occupation	Citizenship
Paolo Rocca (Chairman)	Av. Leandro N. Alem 1067, 29 Floor, Buenos Aires, Argentina	Chairman & CEO of Tenaris S.A.	Italian
Gianfelice Rocca	Via Monte Rosa 93, 20149 Milan, Italy	Chairman of the Board of San Faustin S.A.	Italian
Roberto Bonatti	Viale Piave 4, 20129 Milan, Italy	Director of San Faustin S.A.	Italian
Sofía Bonatti Elias de Tejada	Rue Antoine Breart 167, Bruxelles, Belgium	Lawyer	Swiss
Giovanni Sardagna	Gravules-ch 10, 7522 La Punt Chamues-ch, Switzerland	Director of Investors’ relations of Tenaris S.A.	Italian
Andres Piñeyro	Paseo de Recoletos Nº 12, 3 Floor, 28001 Madrid, Spain	President of Meridium S.A.	Argentine
Lodovico Rocca	Via Monte Rosa 93, 20149 Milan, Italy	Vice-president of Techint E&C, Uruguay	Italian

SAN FAUSTIN S.A.

Board of Directors

Name	Residence or business address	Present principal occupation	Citizenship
Gianfelice Rocca	Via Monte Rosa 93, 20149 Milan, Italy	Chairman of the Board of San Faustin S.A.	Italian
Paolo Rocca	Av. Leandro N. Alem 1067, 29 Floor, Buenos Aires, Argentina	Chairman & CEO of Tenaris S.A.	Italian
Roberto Bonatti	Viale Piave 4, 20129 Milan, Italy	Director of San Faustin S.A.	Italian
Guido Bonatti	Via Donizetti 57, Milan, Italy	Financial Advisor	Italian
Nicola Drago	2, Ugo Bassi, 20159 Milan, Italy	Vice-president of De Agostini SpA	Italian
Giorgio Alliata di Montereale	Carlos M. Della Paolera 299, 18 Floor, Buenos Aires, Argentina	Economist	Italian
Robert Kneip	33, rue des Puits de Romain, L-8070, Bertrange, Luxembourg	Vice-Chairman of Kneip Communication Luxembourg	Luxembourger
Andres Piñeyro	Paseo de Recoletos Nº 12, 3 Floor, 28001 Madrid, Spain	President, Meridium S.A., Buenos Aires	Argentine
Lodovico Rocca	Via Monte Rosa 93, 20149 Milan, Italy	Vice-president of Techint E&C, Uruguay	Italian
Giovanni Sardagna	Gravules-ch 10, 7522 La Punt Chamues-ch, Switzerland	Director of Investors’ relations of Tenaris S.A.	Italian
Paolo Bassetti	Strada Principală 216. Copsa Mare, Sibiu 557046, Romania	Director of BEPA Investitii Consultor SRL, Bucarest, Romania	Italian

Officers

Name	Residence or business address	Present principal occupation	Citizenship
Chairman of the Board Gianfelice Rocca	Via Monte Rosa 93, 20149 Milan, Italy	Chairman of the Board of San Faustin S.A.	Italian
President Paolo Rocca	Av. Leandro N. Alem 1067, 29 Floor, Buenos Aires, Argentina	Chairman & CEO of Tenaris S.A.	Italian
Vice-president Giovanni Sardagna	Gravules-ch 10, 7522 La Punt chamues-ch, Switzerland	Director of Investors’ relations of Tenaris S.A.	Italian
Secretary of the Board of Directors and Chief Legal Officer Fernando Jorge Mantilla	Carlos M. Della Paolera 299, 16 floor, Buenos Aires, Argentina	Chief Legal Officer of San Faustin S.A.	Argentine
Assistant Secretary of the Board of Directors Mariana Peña-Pinon	26, Boulevard Royal, Ground Floor, L-2449 Luxembourg	Legal Manager of San Faustin S.A.	French
Chief Financial Officer Mario O. Lalla	Av. Leandro N. Alem 1067, 28 Floor, Buenos Aires, Argentina	Chief Financial Officer of San Faustin S.A.	Argentine
General Manager Javier Cayzac	26, Boulevard Royal, Ground Floor, L-2449 Luxembourg	General Manager of San Faustin S.A.	Argentine

TECHINT HOLDINGS S.à r.l.

Board of Managers

Name	Residence or business address	Present principal occupation	Citizenship
Gianfelice M. Rocca (Chairman)	Via Monte Rosa 93, 20149 Milan, Italy	Chairman of the Board of San Faustin S.A.	Italian
Paolo Rocca (Vice-chairman)	Av. Leandro N. Alem 1067, 29 Floor, Buenos Aires, Argentina	Chairman & CEO of Tenaris S.A.	Italian
Mario O. Lalla	Av. Leandro N. Alem 1067, 28 Floor, Buenos Aires, Argentina	Chief Financial Officer of San Faustin S.A.	Argentine
Alain Renard	74, Grand-Rue, L-1660 Luxembourg, Grand Duchy of Luxembourg	Member of the Executive Committee of Atalux	French
Javier Cayzac	26, Boulevard Royal, Ground Floor, L-2449 Luxembourg	General Manager of San Faustin S.A.	Argentine